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                                                                   EXHIBIT 10.6

                      COMMERCIAL PAPER PLACEMENT AGREEMENT

        THIS AGREEMENT is entered into as of November 10, 1995, by and between AMCORE Financial, Inc. Corporation (hereinafter referred to as "Issuer"), a corporation with a place of business at 501 7th Street, Rockford, IL 61104 and M&I Marshall & Ilsley Bank, (hereinafter referred to as "Agent"), 770 North Water Street, Milwaukee, Wisconsin 33202.

                              W I T N E S S E T H:

        WHEREAS, Issuer desires to sell, from time to time, interest bearing or discounted short-term unsecured debt obligations having maturities of no more than two hundred seventy (270) days (hereinafter such debt obligations being referred to as "Commercial Paper"); and

        WHEREAS, Issuer desires to retain Agent to advise Issuer with respect to its issuance of Commercial Paper, to solicit purchasers for such Commercial Paper as Issuer from time to time advises Agent it desires to issue, and to place Commercial Paper with purchasers (hereinafter "Purchaser" or "Purchasers"); and

        WHEREAS, Issuer desires to compensate Agent for the services Agent will be performing for Issuer from time to time as herein described.

        NOW, THEREFORE, in consideration of the premises and the undertakings hereinafter set forth, Issuer and Agent hereby agree as follows:

Section 1. DEFINITIONS. As used in this Agreement, including the Exhibits attached hereto, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "AUTHORIZED PERSONS OF ISSUER" shall mean the individuals whose names appear in Exhibit A attached hereto and made a part hereof (as such Exhibit may be revised from time to time by written notice given to Agent by Issuer).

            "BACK-UP LINES OF CREDIT" shall mean those lines of credit listed on the Certificate attached hereto as Exhibit B, as such Certificate may be amended from time to time by the Issuer as provided herein.

            "ISSUER'S BOOK ENTRY COMMERCIAL PAPER TRANSACTION" shall mean Issuer's Commercial Paper which Agent has placed from time to time with a Purchaser, with issuance and sale of such Commercial Paper, including the principal amount, rate, discount (if applicable) and maturity thereof, (i) being manifested on Issuer's books and records, and (ii) not being represented by a promissory note instrument of Issuer.

            "ISSUER'S COMMERCIAL PAPER" shall mean Issuer's interest bearing or discounted short-term unsecured debt obligations issued hereunder, evidenced either by Issuer's Book Entry Commercial Paper Transactions, or substituted promissory notes given therefor, issued in minimum denominations of $100,000 (for maturities from 15 days to 270 days), or in minimum denominations of $100,000 (for maturities from 5 days to 14 days).

            "SETTLEMENT DATE" shall mean the date on which payment in immediately available funds is made by Purchaser to Issuer of the purchase price of Issuer's Commercial Paper under an Issuer's Book Entry Commercial Paper Transaction; provided that such payment from Purchaser to Issuer may be accomplished, at Agent's discretion, through a special clearing account established with agent for such purpose, and in such case
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            "SETTLEMENT DATE" shall mean the date on which payment in
            immediately available funds of the purchase price is made to Issuer from Agent's special clearing account.

Section 2. AGGREGATE LIMITS ON ISSUER'S COMMERCIAL PAPER. Issuer covenants and agrees that the outstanding principal amount owing under Issuer's Commercial Paper placed by Agent with Purchasers pursuant to this Agreement, when added to the amounts drawn and outstanding under Back-Up Lines of Credit, shall not at any time exceed $25,000,000.

Section 3. CERTAIN RELATIONSHIPS CREATED BETWEEN ISSUER AND AGENT; SCOPE OF AGENT'S DUTIES. Agent will be acting hereunder as Issuer's agent to assist Issuer in selling Issuer's Commercial Paper without recourse and solely upon the order and for the account of Issuer. Agent will limit its solicitation of prospective Purchasers of Issuer's Commercial Paper to institutional investors or other sophisticated investors who normally purchase commercial paper. Agent will not make any general solicitation or advertisement to the public with respect to a particular placement of Issuer's Commercial Paper. Commercial paper issued by the Issuer from time to time hereunder shall be issued in reliance upon the commercial paper exemption from registration contained in Section 3(a)(3) of the Securities Act of 1933, as amended, and the appropriate exemption from registration contained in applicable state securities laws. Agent will in no event purchase or repurchase Issuer's Commercial Paper for Agent's own account, nor will Agent take any ownership interest of any kind in any of the Issuer's Commercial Paper placed hereunder.

Section 4. PROCEDURES. With respect to the sale from time to time of Issuer's Commercial Paper, the Agent and Issuer shall follow the procedures described in this Section:

            (a) When Issuer desires Agent's assistance in the sale of Issuer's Commercial Paper, an Authorized Person of Issuer will contact a duly authorized employee of Agent and inform Agent of the amount of commercial paper that Issuer desires to issue. Such Authorized Person of Issuer and authorized employee of Agent will then mutually agree on other details respecting the proposed issuance of Issuer's Commercial Paper, including, without limitation, rate, maturity date and proposed Settlement Date.

            (b) Following such advice from Issuer referred to in subparagraph
            (a), Agent will solicit Purchasers for Issuer's Commercial Paper as described in Section 3. Upon negotiating a sale to Purchaser, on each Settlement Date, Agent will debit Purchaser's account with Agent, and credit Issuer's Account #19313 with Agent, with credit advice to Issuer, in immediately available funds, (i) the total principal amount of interest bearing Issuer Commercial Paper purchased by Purchaser, scheduled to be settled on such date, and/or
            (ii) the total net proceeds of Issuer's Commercial Paper, purchased by Purchaser at a discount, scheduled to be settled on such date.

            (c) Daily cutoff time for same day settlement shall be 12:00 Noon.

            (d) On the maturity dates specified the Agent shall charge Issuer's Account #19313 with Agent, with debit advice to Issuer, for the total amount of principal and interest payable to Purchasers with respect to Issuer's Book Entry Commercial Paper Transactions maturing on such dates, and Agent shall forthwith credit such amounts in immediately available funds to Purchasers' accounts maintained with Agent for such purpose.

            (e) So long as Issuer has Issuer Commercial Paper outstanding hereunder, Issuer agrees to maintain with Agent the accounts referred to in subparagraphs (b) and (d) above.

            (f) Agent may establish and utilize such special clearing accounts as may be necessary or appropriate to carry out the transactions contemplated by this section.
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Section 5.      SUBSTITUTION. If at any time requested in writing by Agent,
                Issuer shall promptly issue and deliver to Agent a promissory note in customary form, payable to bearer or to Agent (as designated by Agent), in substitution for and in cancellation of any Issuer Book Entry Commercial Paper Transaction. Agent will make such substitution request of Issuer only in the event that a Purchaser has requested Agent to obtain delivery and possession of a promissory note to evidence Issuer's obligation to Purchaser, in lieu of and in substitution for Issuer's Book Entry Commercial Paper Transaction. Upon maturity of any such substituted promissory note, the payment procedures specified in Section 4(d) above shall be followed, and Agent thereafter shall promptly return to the Issuer the original promissory note marked "paid".


Section 6. TERMINATION. Either the Issuer or Agent may terminate this Agreement at any time by written notice to the other, but such termination shall not affect their respective rights, duties and obligations with respect to Issuer's Commercial Paper transactions entered into prior to such termination.

Section 7. FINANCIAL REPORTS AND BACK-UP LINE OF CREDIT CERTIFICATES. On a quarterly basis, Issuer will submit such financial statements to Agent as Agent may reasonably request, which financial statements will show the results of Issuer's operations for the preceding three months. In addition to such financial statements, Issuer will provide Agent with a certificate substantially similar to Exhibit B attached hereto, signed by an Authorized Person of Issuer, certifying to Agent that Issuer has confirmed Back-Up Lines of Credit in place to cover Issuer's Commercial Paper then outstanding.

Section 8. AGENT'S FEES. Agent will charge and collect from Issuer, on a monthly basis, fees for Agent's services, determined as provided in this Section. On the 7th business day of each month, Agent will charge and collect fees from Issuer's Account #17313 for each Issuer Book Entry Commercial Paper Transaction during the preceding month (each such transaction being hereinafter referred to as a "Unit".) Fees for each Unit will be determined by multiplying the principal amount of each Unit times a rate of .0015% per annum for the number of days from and including Settlement Date to the scheduled maturity date of the Unit, calculated on the basis of a year of 360 days; provided, however, that the minimum per Unit fee in any event shall be $10.

Section 9. ISSUER COVENANTS, REPRESENTATIONS AND WARRANTIES. Issuer covenants and agrees that it will at all times, so long as there is Issuer Commercial Paper outstanding hereunder, have and maintain confirmed Back-Up Lines of Credit in place and available to be drawn upon in an amount at least equal to amounts outstanding under Issuer's Commercial Paper. Issuer will pay all such fees and charges as may become due and owing to keep such Back-Up Lines of Credit valid, binding and in full force and effect, and will not take or refuse to take any action, or permit any condition to arise or occur, which would amount to a breach of any term or condition of any Back-Up Line of Credit such that the obligor thereof could consider the Issuer to be in default thereunder. Issuer represents and warrants to Agent that the execution of this Agreement and performance by Issuer hereunder have been duly authorized by all necessary corporate action, and Issuer shall deliver to Agent at the time of executing this Agreement a Certificate substantially similar to Exhibit C attached hereto, confirming such due corporate authority and related matters. Issuer further represents and warrants that its execution and performance hereunder will not contravene or otherwise be in conflict with any bylaw, agreement, understanding or order related to Issuer or as to which Issuer is a party. Issuer's representations and warranties contained herein shall survive execution of this Agreement.


Section 10. INFORMATION REPORTING. Agent shall comply with all applicable information reporting and backup withholding requirements imposed on Agent under the Internal Revenue
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                Code of 1954, as amended, arising from Agent's role as
                "middleman" as defined in IRS Reg. 1.6049-1(f)(4), with respect to interest payments on Issuer's Commercial Paper placed by Agent with Purchasers.

Section 11. NO LEGAL ADVICE. In entering into this Agreement, Issuer acknowledges that Agent has not rendered to Issuer, nor has Issuer sought from Agent, legal advice of any kind of nature respecting the subject matter contained herein or the duties to be performed hereunder by the parties hereto, and Issuer has relied upon advice and opinions of its counsel with respect to this Agreement.

Section 12. ENTIRE AGREEMENT. This Agreement, including the Exhibits attached hereto, contains and constitutes the entire and only agreement and understanding by and between Issuer and Agent respecting the subject matter hereof, and cannot be changed, modified, supplemented, amended or waived except as expressly set forth in a written instrument signed by an Authorized Person of Issuer and an authorized employee of Agent.

Section 13. GOVERNING LAW. The terms and provisions of this Agreement and the rights, duties and obligations of Issuer and Agent hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin.


        IN WITNESS WHEREOF, Issuer and Agent have caused this Agreement to be signed by duly authorized officers, as of the day and year first above written.


                                        ISSUER: AMCORE FINANCIAL, INC.
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                                        By:     JOHN R. HECHT
                                                -------------------------------
                                        Its:    Senior Vice President &
                                                Chief Financial Officer
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                                        AGENT:  M&I MARSHALL & ILSLEY BANK

                                        By:
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                                        Its:
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